Exhibit 21.1

ALL STAR GAS CORPORATION
LISTING OF SUBSIDIARIES

All Star Gas Inc. of Arizona
All Star Gas Inc. of Arkansas
All Star Gas Inc. of California
All Star Gas Inc. of Colorado
All Star Gas Inc. of Idaho
All Star Gas Inc. of Jacksonville
All Star Gas Inc. of Arma
Empire Underground Storage Inc.
All Star Gas Inc. of Louisiana
All Star Gas Inc. of Michigan
All Star Gas Inc. of Missouri
Utility Collection Corporation
All  Star Gas Field Services Inc.
All Star Airlines Inc.
All Star Gas Inc. of North Carolina
All Star Gas Inc. of Ohio
All Star Gas Of Oklahoma Inc.
All Star Gas Inc. of Oregon
All Star Gas Inc. of South Carolina
All Star Gas Inc. of Texas
All Star Gas Inc. of Washington
All Star Gas Inc. of Wyoming
All Star Gas Inc. of Indiana
All Star Gas Inc. of Nevada
All Star Acquisition Co.
All Star Development LLC
Empire Gas Corporation
All Star Gas Transports Inc. - Oregon
All Star Gas Transports Inc. - Missouri
Red Top Gas Inc.
Ellington Propane Inc.
Garstang Gas Co. Inc.
RTG, Inc
Tri County Gas Co.
Tres Hombres Incorporated
Tres Hombres Inc.   (incorporated in Missouri)
Tres Hombres Inc.  (incorporated in Kansas)
Tres Hombres Inc. (incorporated in Tennessee)